Exhibit 99.2

Itron Authorizes $100 Million Share Repurchase Program

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--October 26, 2011--Itron, Inc. (NASDAQ:ITRI) today announced that its Board of Directors has authorized the repurchase of up to $100 million of Itron common stock during the next 12 months.

“This program reaffirms our commitment to increasing shareholder value and underscores our confidence in the long-term prospects of the company,” said LeRoy Nosbaum, Itron’s president and chief executive officer. “Itron generates healthy cash flow, which allows us to be opportunistic in repurchasing shares while continuing to serve our customers and invest in the business.”

The stock repurchase program is effective immediately. Repurchases will be made in accordance with applicable securities laws in the open market or in privately negotiated transactions. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without prior notice.

Forward Looking Statements:

This release contains forward-looking statements concerning our expectations about operations, financial performance, sales, earnings and cash flows. These statements reflect our current plans and expectations and are based on information currently available. The statements rely on a number of assumptions and estimates, which could be inaccurate, and which are subject to risks and uncertainties that could cause our actual results to vary materially from those anticipated. Risks and uncertainties include the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors which are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2010 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update publicly or revise any forward-looking statements, including our business outlook.

About Itron

Itron is the leading provider of energy and water resource management solutions for nearly 8,000 utilities around the world. We offer end-to-end solutions that include electricity, gas, water and heat measurement and control technology; communications systems; software; and professional services. With nearly 10,000 employees doing business in more than 130 countries, Itron empowers utilities to responsibly and efficiently manage energy and water resources. To realize a sustainable future, start here: www.itron.com.

CONTACT:
Itron, Inc.
Vice President, Investor Relations
Barbara Doyle, 509-891-3443
barbara.doyle@itron.com
or
Director, Investor Relations
Marni Pilcher, 509-891-3847
marni.pilcher@itron.com